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                              EMPLOYMENT AGREEMENT
                              --------------------

          EMPLOYMENT AGREEMENT made as of the 1st day of January, 1998, by and between FRONTIER INSURANCE GROUP, INC., a Delaware corporation, with offices at 195 Lake Louise Marie Road, Rock Hill, New York 12775-8000 (the "Company") and HARRY W. RHULEN ("Rhulen").

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, the Company and Rhulen are desirous of evidencing the terms of Rhulen's employment as President and Chief Executive Officer in a written employment agreement;

          NOW, THEREFORE, the Company and Rhulen hereby agree as follows:

          1.   Employment

               (a) The Company hereby employs Rhulen as its President and Chief Executive Officer to perform such duties as the Board of Directors may from time to direct, provided such duties are commensurate with Rhulen's position as President and Chief Executive Officer of the Company.

               (b) Rhulen hereby accepts said employment and agrees to devote substantially all of his time, energy and skill during regular business hours to the affairs of the Company and its subsidiaries and to perform and discharge his duties and responsibilities faithfully, diligently and to the best of his ability.

        2.     Compensation

               (a) As compensation for all services to be rendered by Rhulen hereunder, the Company shall:

                       (i) pay to Rhulen a base salary of $450,000 per annum, to be reviewed annually, payable in equal biweekly installments, or in such other installments as may be agreed upon between the parties;

                       (ii) determine, at the sole discretion of its Board of Directors, the extent to which Rhulen shall participate in the Company's executive bonus pool for purposes of his annual bonus; and

                       (iii) grant Rhulen a seven-year stock option to purchase 900,000 shares of the Company's Common Stock, subject to approval by the Company's stockholders, comprised of 100,000 shares at $33.00 per share, 300,000 shares at $44.00 per share and 500,000 shares at $55.00 per share, as more particularly set forth in the Stock Option Agreement being executed concurrently herewith.

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               (b) Rhulen shall be entitled to participate, to the extent that he qualifies, in any life insurance, health insurance, accident insurance, disability insurance, retirement plan, profit sharing plan, stock option plan, pension plan, or other employment benefit plan adopted, or which may be adopted, by the Company.

        3.     Term.

               The term of employment hereunder commenced on January 1, 1998 and shall continue until December 31, 2000.

        4.     Termination for Cause.

               Rhulen's employment as President and Chief Executive Officer of the Company may be terminated by the Company only for "cause," which shall mean
(i) the conviction of Rhulen of a felony, (ii) the failure or refusal of Rhulen to perform, in a material respect, his duties for the Company hereunder, (iii) the commission by Rhulen of any willful act or series of acts which materially injures the reputation, business or business relationships of the Company (iv) material insubordination or misconduct by Rhulen in connection with his employment by the Company hereunder, or (v) any other material breach by Rhulen of this Agreement as determined, with respect to clauses (ii) - (v) above, by the Company's Board of Directors whose determination shall be conducted in a reasonable manner and shall be conclusive.

        5.     Non-Compete; Non-Disclosure and Non-Enticement of Employees.

               (a) Rhulen hereby agrees that during his employment by the Company and for a period of one year after Rhulen ceases to be employed by the Company, but in any event until December 31, 2001, Rhulen will not, without the express prior written consent of the Company, directly or indirectly, (i) own, alone or as a member of a partnership, greater than a 1% equity or ownership interest in, or (ii) operate, manage, join or control, be employed by, engage in the ownership, management, operation or control of, or (iii) be involved with, whether as an officer, director, agent, employee, consultant or otherwise, any insurance brokerage, insurance agency or insurance company within the continental United States wherein his duties and/or responsibilities relate in other than an incidental and minor way to the sale, underwriting, placement or writing of the specialty types of insurance underwritten, placed or insured by the Company; provided, however, that nothing herein shall prohibit Rhulen from owning or investing in the securities of any company with a class of securities that is publicly traded so long as such holdings do not constitute more than 5% of the public company's securities and Rhulen does not in fact have power to control such company.

               (b) Rhulen hereby covenants and agrees that he will not (i) at any time during, or following termination of his employment by the Company, reveal, divulge, or make known to any person, firm or corporation, or use for his or another's benefit, any confidential information

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whatsoever in connection with the Company or its business or anything connected therewith, unless such information has become public knowledge, or (ii) for a period of two years following termination of his employment by the Company, but in any event until December 31, 2001, (x) entice away from the Company's employment or otherwise interfere with the Company's relationship with any employee of the Company, or (y) solicit any "customer" of the Company, its subsidiaries or affiliates for any specialty type of insurance coverage provided by the Company, its subsidiaries or affiliates. For purposes hereof, the term "customer" shall mean any person or entity for whom the Company, its subsidiaries or affiliates provided insurance coverage during the one-year period preceding the termination of Rhulen's employment.

               (c) Rhulen acknowledges the provisions of clauses (a) and (b) above are in addition to any common law obligations applicable to him with respect thereto and further acknowledges that his skills and knowledge relating to the business of the Company are of such a unique and critical nature that the Company would be irreparably harmed by Rhulen's violation of the provisions set forth in paragraphs (a) and (b) above and, accordingly, in addition to any other rights or remedies available to the Company at law, the Company will be entitled to equitable relief including, without limitation, a temporary or permanent injunction restraining an actual or threatened breach by Rhulen with respect to the foregoing.

        6.     Disability

               In the event of Rhulen's disability (as defined in the Company's disability policy or program) during the term of this Agreement, Rhulen shall be entitled to his full compensation after deducting the amount of any payments provided him pursuant to any disability policy or program maintained by the Company.

        7.     Life Insurance.

               The Company may, at its discretion, apply for and procure in its own name and for its own benefit insurance in any amount or amounts considered advisable on the life of Rhulen, and Rhulen agrees that he shall have no right, title or interest therein and further agrees to submit to any medical or other examination and to execute and deliver any application or other instruments in writing reasonably necessary to effectuate such insurance.

        8.     Entire Agreement.

               This Agreement contains the entire understanding between the parties and may not be modified, altered or terminated except by an instrument in writing signed by the parties.

        9.   Binding Agreement.

          This Agreement shall be binding upon the parties hereto and their successors.

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     10. Enforceability.

          In the event any provision in this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction due to its geographic scope, period of duration or any other provision, such provision shall be deemed deleted, amended or modified, as necessary, in order to render same valid and enforceable to the fullest extent permissible. The invalidity, unenforceability, deletion, amendment or modification of any such provision shall not impair the enforceability of the remainder of this Agreement

     11.  Construction.

          This Agreement shall be construed in accordance with the laws of the State of New York.

     12.  Headings.

              The paragraph headings contained in this Agreement are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement this     day of February, 1998.

                                   FRONTIER INSURANCE GROUP, INC.

                                   By:
                                      ---------------------------------------
                                      Mark H. Mishler, Vice President
                                      -Treasurer and Chief Financial
                                       Officer

                                      ---------------------------------------
                                      Harry W. Rhulen

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